UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2012
_________________

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2012, CD International Enterprises, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) stating that the staff of Nasdaq (the “Staff”) believes that the continued listing of the Company’s securities on Nasdaq is no longer warranted based on public interest concerns and their assertion that manipulative trading activity occurred in the Company’s common stock (the “Nasdaq Letter”).

The Nasdaq Letter stated that the Staff believes that common stock purchases made in the open market by certain of the Company’s executive management, board of directors, key employees, and their family members, and several related parties were improper in that they were part of a concerted and coordinated effort to artificially support the price of the Company’s securities over a brief period of time in September 2011 to enable the Company to remain compliant with Nasdaq’s $1.00 per share bid price requirement. The Staff also cited as an additional basis for delisting the Company’s common stock the Company’s failure to provide complete and accurate responses to Nasdaq’s requests for information regarding the trading and funding of that trading in violation of Listing Rule 5250(a)(1). The Staff stated that its delisting determination was based on the broad discretionary authority afforded to Nasdaq under Listing Rule 5101 in order to maintain the quality of, and the public’s confidence in, Nasdaq.

The Nasdaq Letter advised the Company that unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) by April 30, 2012 trading in the Company’s common stock would be suspended on May 2, 2012 and its securities would be subject to delisting. Accordingly, the Company intends to timely request a hearing before the Panel.

The Company disagrees with the Staff’s conclusions and intends to address each of the Staff’s allegations at the upcoming hearing before the Panel and request that its securities be allowed to remain listed on The NASDAQ Stock Market; however, there can be no assurance that the Panel will grant the Company’s request for continued listing. The hearing request will result in a stay of any suspension or delisting action until the conclusion of the Panel process.

The Company previously disclosed in a Current Report on Form 8-K filed on December 14, 2011 the receipt of a letter (the “Letter”) from Nasdaq informing the Company that Nasdaq would delist the Company’s securities as a result of the Company’s failure to comply with the $1.00 per share minimum bid price requirement set forth in Listing Rule 5450(a)(1) prior to June 11, 2012. As of the date of this Report on Form 8-K, the Company has not regained compliance with the minimum bid price requirement under Listing Rule 5450(a)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: April 27, 2012	/s/ Lazarus Rothstein
Lazarus Rothstein Executive Vice President and General Counsel